Exhibit 99.1

Lawson Software Names Verniaut EVP of Professional Services

ST. PAUL, Minn.--(BUSINESS WIRE)--Lawson Software (Nasdaq: LWSN) today announced that Eric Verniaut, 42, will join the company Nov. 3 as executive vice president of Lawson Professional Services. Verniaut joins Lawson from T-Systems Enterprise Services, where he was chief executive officer of T-Systems North America and chairman - Americas region.

Based in Frankfurt, Germany, T-Systems is the $16 billion business customer brand of Deutsche Telekom Group. T-Systems North America, based in Michigan and a subsidiary of T-Systems, is a leading information and communications technology solutions provider. At T-Systems, Verniaut was responsible for the company’s operations in the Americas region, a $500 million business with more than 3,000 employees in the United States, Canada, Mexico, Brazil and Argentina.

Verniaut has 20 years of international executive experience in the IT industry with a strong background in professional services. From 1992-2006 while at gedas Group, an IT and consulting firm purchased by T-Systems in 2006, Verniaut held various international leadership positions, finishing as chief executive officer - Americas region. At gedas, Verniaut was instrumental in internationalizing the professional services organization, while consistently delivering sustainable revenue and EBIT (earnings before income taxes) growth.

Before joining gedas, Verniaut started his career as a project manager with IBM Deutschland in Berlin. He has a master’s degree in business administration from Anglia Polytechnic University, Cambridge, U.K., and a bachelor’s in business from INSEEC, Paris. He is fluent in English, German, French and Spanish.

In his new role, Verniaut will report directly to Harry Debes, Lawson president and CEO. Verniaut will be based out of Lawson’s corporate headquarters in St. Paul, Minn.

Said Debes: “Eric’s 20-year track record shows strong, proven leadership in managing a large professional services organization – one that can deliver quality results to the customer and one that consistently hits its financial and operating performance targets. I think he’s a great addition to our team.”

“Lawson is truly a global company, continuously expanding its business by launching innovative products and developing new geographies,” said Verniaut. “Our global services organization is key to differentiating Lawson in the marketplace by delivering a complete solution and unique value proposition to our customers. I look forward to leading our global team through its ongoing transformation to world-class performance.”

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in manufacturing, distribution, maintenance, healthcare and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management, Human Resource Management, and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

CONTACT:
Lawson Software
U.S. Media:
Joe Thornton, +1-651-767-6154
joe.thornton@us.lawson.com
or
Europe Media:
Lut Verschueren, +32-9-236-16-36
Lut.verschueren@be.lawson.com